SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ^240.14a-11(c) or ^240.14a-12

                          CONSOLIDATED GRAPHICS, INC.
                (Name of Registrant as Specified In Its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     ___________________________________________________________________________
     2)  Aggregate number of securities to which transactions applies:
     ___________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________________________
     4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________
     5)  Total fee paid:
     ___________________________________________________________________________
     [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ___________________________________________________________________________
     2)  Form, Schedule or Registration Statement No.:
     ___________________________________________________________________________
     3)  Filing Party:
     ___________________________________________________________________________
     4)  Date Filed:
     ___________________________________________________________________________

                          CONSOLIDATED GRAPHICS, INC.
                             2210 W. DALLAS STREET
                              HOUSTON, TEXAS 77019

                       [CONSOLIDATED GRAPHICS LETTERHEAD]

                                                                   July 10, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Museum of Printing History located at 1324 West Clay, Houston, Texas, 77019, on Monday, August 5, 1996 at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board. Also included in the proxy statement is a description of the Company's Long-Term Incentive Plan and a proposal to increase the number of shares available for issuance under this plan.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                    /s/   JOE R. DAVIS
                                          CHAIRMAN
                                            AND CHIEF EXECUTIVE OFFICER

                          [CONSOLIDATED GRAPHICS LOGO]

                            2210 WEST DALLAS STREET
                              HOUSTON, TEXAS 77019

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD MONDAY, AUGUST 5, 1996

To the Shareholders:

     The Annual Meeting of Shareholders of Consolidated Graphics, Inc. (the "Company") will be held at The Museum of Printing History located at 1324 West Clay, Houston, Texas, 77019, on Monday, August 5, 1996 at 5:00 p.m., Central Daylight Time, for the following purposes:

          1. To elect nine directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

          2. To adopt the First Amendment to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the "Incentive Plan") and the related reservation of an additional 600,000 shares of Common Stock to be available for issuance as provided for under the Incentive Plan.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on June 19, 1996 are entitled to receive notice of and to vote at the meeting. A list of such shareholders shall be open to the examination of any shareholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 2210 West Dallas Street, Houston, Texas 77019 and shall also be open to examination at the Annual Meeting.

                                          By Order of the Board of Directors

                                    /s/   MARY K. COLLINS
                                          SENIOR VICE PRESIDENT AND
                                            SECRETARY

Houston, Texas
July 10, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THE PROXY.

                          [CONSOLIDATED GRAPHICS LOGO]

                            2210 WEST DALLAS STREET
                              HOUSTON, TEXAS 77019

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Consolidated Graphics, Inc., a Texas corporation (the "Company"), for use only at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Museum of Printing History at 1324 West Clay, Houston, Texas, 77019, on Monday, August 5, 1996 at 5:00 p.m., Central Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be given or sent to shareholders is July 10, 1996.

     Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the meeting by filing an instrument revoking it with the Secretary, by execution and return of a later-dated proxy, or by appearing at the meeting and voting in person.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such proxies will be voted FOR the election as directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee that management of the Company may propose and FOR the adoption of the First Amendment to the Consolidated Graphics, Inc. Long-Term Incentive Plan (the "Incentive Plan") and the reservation of an additional 600,000 shares of Common Stock to be available for issuance as provided for under the Incentive Plan.

     In the discretion of the proxy holders, the proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on June 19, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on June 19, 1996 consisted of 5,936,060 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), each of which is entitled to vote. Under the Company's By-Laws as well as the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     The affirmative vote of a plurality of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the election of directors. The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the amendment to the Incentive Plan.

     Abstentions and "broker nonvotes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the results of voting on the election of directors, abstentions and broker nonvotes have no effect since only a plurality vote is required for approval; however, in determining the results of voting on the amendment to the Incentive Plan, abstentions and broker nonvotes in effect constitute a vote against the proposal since a majority of the shares represented in person or by proxy and entitled to vote is required.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 19, 1996 information with respect to beneficial ownership of shares of Common Stock by (i) the chief executive officer and each of the other executive officers of the Company, (ii) each of the directors and nominees, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                                               AMOUNT OF
                                        BENEFICIAL OWNERSHIP(1)
                                        ------------------------
                                        NUMBER OF     PERCENTAGE
      NAME OF BENEFICIAL OWNER          SHARES(2)      OF CLASS
- -------------------------------------   ---------     ----------

Joe R. Davis(3)......................   1,348,836        22.7%
J. P. Morgan & Co.,
Incorporated(4)......................     621,980        10.5
Hugh N. West.........................     117,500         2.0
James H. Limmer......................      67,250         1.1
Brady F. Carruth.....................      44,100          *
Gary L. Forbes.......................      13,491          *
Mary K. Collins......................      12,650          *
G. Christopher Colville..............       6,400          *
Clarence C. Comer....................       6,000          *
Thomas E. Smith......................       6,000          *
W. D. Hawkins........................       2,990          *
Larry J. Alexander...................       1,000          *
All directors and executive officers
  as a group (11 persons, including
  the directors and executive
  officers named above)..............   1,626,217        27.4
- ------------
   *  Less than 1%.

  (1) In accordance with the Securities and Exchange Commission ("SEC") regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security.

  (2) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of June 19, 1996, as follows: Mr. Davis, 100 shares; Mr. Forbes, 2,000 shares; Ms. Collins, 12,300 shares; Mr. Colville, 3,100 shares; Mr. Comer, 6,000 shares; and Mr. Smith, 6,000 shares.

  (3) The address of Mr. Davis is 2210 West Dallas Street, Houston, Texas 77019.

  (4) The address of J. P. Morgan & Co., Incorporated is 60 Wall Street, New York, New York 10260.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and officers during fiscal 1996 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                             ELECTION OF DIRECTORS

     Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the persons listed below as directors, all of whom are presently members of the Board of Directors of the Company. The nine directors elected at the meeting will each serve for a term expiring on the date of the Annual Meeting in 1997. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render any nominee unavailable for election. A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder's shares for one or more of the named nominees.

     The Company's By-Laws currently provide for a Board of Directors of nine persons. Nine persons currently serve on the Board and are expected to continue to serve until the Annual Meeting. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below.

BOARD RECOMMENDATION

     The Board believes that the election of the persons listed below as directors of the Company is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE NOMINEES AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The Restated Articles of Incorporation of the Company, as amended to date, do not permit cumulative voting. A plurality of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present may elect directors.

     The following sets forth information concerning each of the nominees for election to the Board of Directors, including the name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
           FOR A ONE YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 1997

     JOE R. DAVIS has been the President, Chief Executive Officer and Chairman of the Board of the Company since he founded it in 1985. Prior to forming the Company, Mr. Davis was Vice President of Finance and Administration for a division of International Paper Company. He had previously served as a partner with Arthur Andersen LLP, an accounting firm, where he was active in the mergers and acquisition practice. Mr. Davis is a certified public accountant. Mr. Davis serves on the Executive Committee and is 53 years of age.

     LARRY J. ALEXANDER retired from the San Antonio Spurs in May 1996, where he was the Vice President -- Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with SBC Communications Inc. in various positions. He served as Senior Vice President -- External Affairs from July 1993 to July 1994. From December 1990 to July 1993, he served as Senior Vice President -- Corporate Communications. Prior to that, he served as Vice President -- Public Relations for Southwestern Bell Telephone's Texas Division and Vice President -- Advertising and Communications for Southwestern Bell Telephone in St. Louis, Missouri. From 1990 to 1994, Mr. Alexander served on the board of directors of several Southwestern Bell subsidiaries, including Southwestern Bell Printing Company. Mr. Alexander has been a director since May 1995, and is 54 years of age.

     BRADY F. CARRUTH has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987. He also serves on the board of directors of American General Corporation, a diversified insurance company. Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee. Mr. Carruth is 38 years of age.

     CLARENCE C. COMER has served as President and Chief Executive Officer of Southdown, Inc., a cement and ready-mix concrete producer, since February 1987. He is also a director of Southdown, Inc. Mr. Comer has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Comer is 48 years of age.

     GARY L. FORBES has been a Vice President and a director of Equus Capital Corporation since November 1991. He also has been a Vice President and director of Equus Capital Management Corporation and a Vice President of Equus II Incorporated, a public investment company, since 1991. Mr. Forbes was President of Coal & Timber, Inc., a natural resource investment company, from January 1991 to November 1991. From 1988 to 1990, Mr. Forbes was Vice President and the Chief Financial Officer of Elders Resources North America, Inc., a United States-based subsidiary of an Australian public company that made investments in natural resources. Mr. Forbes also serves on the board of directors of NCI Building Systems, Inc., a manufacturer of prefabricated metal buildings and Drypers Corporation, a manufacturer of disposable diapers and related products. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Executive Committee and is 52 years of age.

     W. D. HAWKINS, a private investor since 1980, founded Industrial Towel & Uniform Co., a company which he developed through acquisitions into a major industrial laundry in Texas. The company was sold to Cintas Corporation in 1980. Mr. Hawkins has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Hawkins is 83 years of age.

     JAMES H. LIMMER has been a partner with the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, which specializes in all phases of insurance defense, since July 1973. Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Limmer is 54 years of age.

     THOMAS E. SMITH has been President of High Island Oil Corp., an oil and gas exploration and production company, since 1992. He has also served as a Vice President of Smith Investments, an investment company with interests in mortgage banking, oil and gas, and other businesses, since 1986. Mr. Smith has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Smith is 38 years of age.

     DR. HUGH N. WEST, M.D., retired from his radiology practice in 1996. For more than the prior five years he was a partner in Heights Radiology Associates and a member of the Heights Hospital staff, both located in Houston, Texas. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee. Dr. West is 50 years of age.

COMMITTEES

     During the fiscal year ended March 31, 1996, the Board held meetings and acted by unanimous consent seven times. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he served.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto. During the fiscal year ended March 31, 1996, the Executive Committee acted by unanimous consent six times. The Executive Committee currently consists of Mr. Davis and Mr. Forbes.

     The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters, including the independence of such accountants. The Audit Committee is composed solely of independent directors. During the fiscal year ended March 31, 1996, the Audit Committee had two meetings. The Audit Committee currently consists of Mr. Carruth, Mr. Comer and Mr. Smith.

     The Compensation Committee determines the compensation of directors, executive officers and key employees and is composed solely of independent directors. It also administers the Incentive Plan. During the fiscal year ended March 31, 1996, the Compensation Committee met or acted by unanimous consent five times. The Compensation Committee currently consists of Mr. Hawkins, Mr. Limmer and Dr. West.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer ("CEO") of the Company and the other executive officers of the Company for each of the three fiscal years ended March 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                                AWARDS
                                            ANNUAL COMPENSATION         ----------------------
              NAME AND                  ----------------------------    SECURITIES UNDERLYING
         PRINCIPAL POSITION             YEAR     SALARY       BONUS            OPTIONS
- -------------------------------------   ----   -----------   -------    ----------------------
Joe R. Davis.........................   1996   $   228,000   $  -                 -
  President and Chief                   1995       228,000      -                  100
  Executive Officer                     1994       230,622      -                 -

Mary K. Collins......................   1996        75,000    50,000             8,000
  Senior Vice President,                1995        75,000    40,000             9,100
  Treasurer and Secretary               1994        61,622    28,760              -

G. Christopher Colville..............   1996        70,528    50,000             7,500
  Vice President -- Mergers and         1995        36,193      -                  100
  Acquisitions, Chief Financial and
  Accounting Officer

                                       5

     STOCK OPTION GRANTS TABLE. The following table shows information concerning the grant of stock options pursuant to the Incentive Plan during the fiscal year ended March 31, 1996, as to the executive officers named in the Summary Compensation Table.

                         OPTIONS GRANTED IN FISCAL 1996

                                                                                                    POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                        ---------------------------------------------------------     ANNUAL RATES OF
                                        NUMBER OF      PERCENT OF                                       STOCK PRICE
                                        SECURITIES    TOTAL OPTIONS    EXERCISE OR                    APPRECIATION FOR
                                        UNDERLYING     GRANTED TO       BASE PRICE                     OPTION TERM(1)
                                         OPTIONS      EMPLOYEES IN      PER SHARE      EXPIRATION   --------------------
                NAME                     GRANTED       FISCAL 1996     ($/SHARE)(2)       DATE         5%         10%
- -------------------------------------   ----------    -------------    ------------    ----------   ---------  ---------
Mary K. Collins......................      8,000           5.53%          $12.00         5/1/2000     $20,688    $44,553

G. Christopher Colville..............      7,500           5.18            12.00         5/1/2000      19,395     41,769

- ------------
  (1) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over ten years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

  (2) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

     STOCK OPTION EXERCISES AND YEAR-END VALUES TABLE. The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the Incentive Plan and held as of March 31, 1996.

                        OPTION EXERCISES IN FISCAL 1996
                     AND VALUE OF OPTIONS AT MARCH 31, 1996

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                         SHARES                        MARCH 31, 1996             AT MARCH 31, 1996(1)
                                        ACQUIRED       VALUE     ---------------------------   ---------------------------
                NAME                   ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Joe R. Davis.........................     -           $  -             100            -          $   600        $   -
Mary K. Collins......................     -              -          10,700          6,400         60,749         33,600
G. Christopher Colville..............     -              -           1,600          6,000          8,475         31,500

- ------------
  (1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on March 31, 1996 ($17.25).

INCENTIVE PLAN

     In March 1994, the Board of Directors and the shareholders of the Company approved the adoption of the Incentive Plan. Pursuant to the Incentive Plan, employees of the Company and directors who are not serving on the Compensation Committee are eligible to receive awards consisting of stock options, stock appreciation rights ("SARS"), restricted or nonrestricted stock, cash or any combination of the foregoing. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. To date, long-term incentive compensation has been awarded only in the form of stock options. An aggregate of 367,500 shares of Common Stock have been reserved for issuance pursuant to the Incentive Plan. At June 19, 1996, 31,150 shares were

                                       6

available for issuance pursuant to the Incentive Plan. The Board of Directors has adopted, subject to approval by the shareholders of the Company, an amendment to the Incentive Plan to increase the number of shares that can be issued pursuant to the Incentive Plan from 367,500 to 967,500. See "Amendment to Incentive Plan."

     Options forfeited or expired revert to shares available under the Plan.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the exclusive power to interpret the Incentive Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company is paid $250 for each meeting attended and is reimbursed for expenses incurred in attending meetings of the Board of Directors and committee meetings of the Board of Directors. Directors who are not members of the Compensation Committee are eligible to receive grants under the Incentive Plan. On January 29, 1996, Mr. Forbes was granted an option to purchase 10,000 shares of Common Stock under the Incentive Plan. On July 27, 1996, 20% of such option will become exercisable and an additional 20% will become exercisable on each anniversary of the date of grant. The option expires on January 29, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee of the Board of Directors are Mr. Hawkins, Mr. Limmer and Dr. West, all of whom are non-employee directors.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews compensation of directors and executive officers and also administers the Incentive Plan. The Compensation Committee consists of three non-employee directors who met or acted by unanimous consent five times during 1996.

     At current compensation levels, the Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

     COMPENSATION PHILOSOPHY AND COMPONENTS. The Company's executive compensation philosophy is to employ, retain and reward executives capable of leading the Company in creating and preserving strong financial performance, increasing the assets of the Company through acquisitions, positioning the Company's assets and business operations in geographic markets offering long-term growth opportunities, and enhancing shareholder value. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The companies used for comparisons of compensation levels are not necessarily the same companies included within the printing company index reflected in the Performance Graph because certain of those companies are not comparable with the Company or its subsidiaries for compensation purposes due to their size and operating philosophy. The companies which the Company considers to be comparable for compensation purposes are generally printing companies or other companies in similar industries, most of which are not public companies. The primary components of the Company's executive compensation program are annual cash compensation (salary and bonuses) and long-term incentive compensation (stock options).

     CASH COMPENSATION. The cash compensation of executives is based on the amount recommended to the Compensation Committee by the CEO based on his subjective evaluation, including his

                                       7

perception of the individual's performance. The CEO generally determines his recommendations by considering the potential impact of the individual on the Company and its performance, the executive's performance as a team member, the skills and experiences required by the position and the overall performance of the Company. No one of the above factors is considered to be more important than the others in all cases. Compensation for executives is maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are competitive in the industry.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives may be provided in the form of stock options, stock appreciation rights, restricted or nonrestricted stock, cash or any combination of the foregoing. To date, long-term incentive compensation has been awarded only in the form of stock options. One grant of stock options was made in fiscal 1996. The grant was made to certain key employees on May 1, 1995, at $12.00, the market price per share on the date of the grant. On May 31, 1995, 20% of the options became exercisable and an additional 20% of the options become exercisable on each anniversary date of the grant.

     Grants of stock options are made by the Compensation Committee. The Compensation Committee considers all factors the members deem relevant, including recommendations to the Committee by the CEO based on his subjective evaluation and perception of the individual's performance. The CEO generally determines his recommendations by considering the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term objectives and increasing value to shareholders. The value received by the executives from option grants depends completely on increases in the market price of the Company's Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in value to shareholders.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee considered a number of factors in approving the CEO's compensation for fiscal 1996. The factors considered by the Compensation Committee included, but were not limited to, the Company's acquisitions of five companies in five new markets as well as improving the Company's sales, income from ongoing operations and operating cash flow. The CEO's cash compensation was judged by the Compensation Committee to be fair and appropriate for the CEO taking into account a number of factors, including the level of compensation paid to other executive officers of the Company and the performance of the Company.

                                          W. D. Hawkins
                                          James H. Limmer
                                          Hugh N. West

                                       8

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's Common Stock against the cumulative total return of (i) the S&P 500 Stock Index and (ii) the Industry Index for Printing Companies published by Media General Financial Services for the period commencing June 9, 1994 (the date of the Company's initial public offering) and ending March 31, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                    Fiscal Year Ending
                                                  ----------------------
                                                  1994     1995     1996
                                                  ----     ----     ----
Consolidated Graphics .........................  100.00    97.87   146.81
Industry Index - Media General Index ..........  100.00   110.68   130.96
Broad Market - S & P ..........................  100.00   112.26   148.31

CERTAIN TRANSACTIONS

     None

                          AMENDMENT TO INCENTIVE PLAN

EXISTING LONG-TERM INCENTIVE PLAN

     In March 1994, the shareholders of the Company approved the adoption of the Consolidated Graphics, Inc. Long-Term Incentive Plan (the "Incentive Plan"), which provides for the granting to employees of the Company and its participating subsidiaries and to non-employee directors of the Company other than directors serving as members of the Compensation Committee of incentive awards in the form of stock options, SARs, restricted and unrestricted stock and cash. The Compensation Committee of the Board of Directors has discretion to select the individuals to be granted awards, to determine the type, size and terms of such awards, to determine the time when awards will be granted and to prescribe the form of the instruments evidencing awards made under the Incentive Plan.

     Options are rights to purchase a specified number of shares of Common Stock at a price not less than the fair market value of the shares of Common Stock at the time the option is granted, with cash or other shares of Common Stock owned by the optionee or both. Options are exercisable at such time and upon such terms as are determined by the Compensation Committee and may constitute either incentive stock options within the meaning of Section 422 of the Code or nonqualified options. SARs are rights to receive, without payment to the Company, cash or shares of Common Stock or both in lieu

                                       9

of the purchase of shares of Common Stock under the related stock options to which the SARs are attached. A restricted stock award is an award of shares of Common Stock that may be subject to a restriction against transfer during a period set by the Compensation Committee. During such period, the participant generally has the right to vote and receive dividends on the shares covered by the restricted stock awards.

     The Incentive Plan currently provides for the issuance of up to a total of 367,500 shares of the Company's Common Stock. Awards under the Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the Incentive Plan are subject to adjustment to reflect the terms of such transaction.

     Awards under the Incentive Plan are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Incentive Plan allows for the satisfaction of a participant's tax withholding in respect of an award by the withholding of cash or shares of Common Stock issuable pursuant to the award or the delivery by the participant of previously owned shares of Common Stock, in either case valued at the fair market value thereof. On June 19, 1996, the last reported sales price of the Common Stock on the Nasdaq National Market was $22 3/4 per share.

     The Incentive Plan may be amended by the Board of Directors, except that no amendment may be made without shareholder approval to the extent such approval is then required pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent shareholder approval is otherwise required, and no amendment that adversely affects any right of a participant with respect to any award previously granted may be made without the consent of the participant.

PROPOSED AMENDMENTS

     As noted above, the Incentive Plan currently provides for the issuance of up to 367,500 shares of Common Stock. As of June 19, 1996, a total of 45,750 shares had been issued under the Incentive Plan and awards covering an additional 290,600 shares were outstanding, leaving 31,150 shares available for future awards. On April 29, 1996, the Board of Directors approved a proposed amendment to the Incentive Plan that would increase the number of shares of Common Stock subject to the plan by 600,000. The amendment will permit additional awards to be granted to encourage the acquisition of Common Stock by employees and non-employee directors and to strengthen the Company's ability to attract, motivate and retain employees and non-employee directors with appropriate experience and ability. Awards would be granted to enhance the recruitment and retention of highly qualified employees and non-employee directors and to strengthen the commonality of interest among employees, directors and shareholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required to approve the amendment to the Incentive Plan. The Board of Directors recommends a vote FOR the amendment to the Incentive Plan.

CERTAIN TAX CONSEQUENCES

     Options granted under the Incentive Plan may constitute either "incentive stock options" within the meaning of Section 422 of the Code or nonqualified options. In certain instances, the tax treatment under the Code of stock options qualifying as incentive stock options is more favorable to employees than the tax treatment accorded nonqualified options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time of purchase is, however, an adjustment to alternative minimum taxable income that

                                       10

may require payment of an alternative minimum tax. On the sale of the shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years from the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. The Company will not be entitled to a tax deduction upon the grant or exercise of an incentive stock option, except to the extent an optionee recognizes ordinary income as a result of the disposition of the shares prior to the expiration of the required holding period.

     Upon the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value on the date of exercise of the Common Stock purchased and the exercise price. Upon any sale of shares acquired upon exercise of a nonqualified option, any difference between the sales price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. Upon the exercise of a nonqualified option, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the optionee.

     The grant of a SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of a SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant under the Incentive Plan who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at that time. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Any dividends paid to the participant during the restriction period will be compensation income to the participant and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of the grant of the restricted stock award on the market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) any dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending March 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may present proposals for inclusion in the Company's 1997 proxy statement provided they are received by the Company no later than March 3, 1997, and are otherwise in compliance with applicable SEC regulations.

                                    GENERAL

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                                       11

                               OTHER INFORMATION

     The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

     A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC.,
ATTENTION: INVESTOR RELATIONS, 2210 WEST DALLAS STREET, HOUSTON, TEXAS 77019.

                                          MARY K. COLLINS
                                          SENIOR VICE PRESIDENT AND
                                            SECRETARY

                          CONSOLIDATED GRAPHICS, INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MONDAY, AUGUST 5, 1996

      The undersigned hereby appoints Joe R. Davis and Mary K. Collins, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of Consolidated Graphics, Inc. and any adjournment thereof. In their discretion, the proxies may vote for the election of directors (other than any for whom authority to vote is withheld on the reverse), the proposal to approve an amendment to the Company's Long-Term Incentive Plan and upon such other business as may properly come before the meeting.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

 A [X] PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE

 1. Election           FOR all nominees
    of Directors       listed to right           WITHHOLD AUTHORITY
                       except as marked            to vote for all
                       to the contrary         nominees listed to right
                             [ ]                         [ ]

                                                    Nominees: Joe R. Davis
                                                              Larry J. Alexander
                                                              Brady F. Carruth
                                                              Clarence C. Comer
                                                              Gary L. Forbes
                                                              W.D. Hawkins
                                                              James M. Limmer
                                                              Thomas E. Smith
                                                              Hugh N. West

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

 2. Proposal to approve an amendment to the      FOR    AGAINST    ABSTAIN
    Company's Long-Term Incentive Plan           [ ]      [ ]        [ ]

 UNLESS A CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS LISTED AT LEFT AND FOR ALL OTHER PROPOSALS

 SIGNATURE____________________  _________________________ Date: _______, 1996
                                Signature if held jointly

 NOTE: (If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)